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                                                                    EXHIBIT 23.1





We hereby consent to the use in this Registration Statement on Form S-4 of Acacia Research Corporation of our report dated February 25, 2002, except as to
Note 14, which is as of March 27, 2002, and except as to Note 18 which is as of May 2, 2002, relating to the financial statements of Acacia Research Corporation, which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP
Los Angeles, California
September 9, 2002